Exhibit 99.1

NEWS RELEASE

Amkor Announces Interim Ruling in Tessera Arbitration

CHANDLER, Ariz. – February 20, 2013 - Amkor Technology, Inc. (NASDAQ: AMKR) today announced that the Arbitration Panel from the International Court of Arbitration of the International Chamber of Commerce has issued another interim ruling in the arbitration proceedings initiated in August 2009 relating to Amkor’s license agreement with Tessera, Inc.

The panel previously ruled that Amkor would owe royalties under the license agreement in respect of certain Tessera patents for Amkor packages that meet specified technical requirements. In the latest ruling, the panel determined that flip-chip only packages and pin grid array only packages are not royalty bearing but that certain other packages, principally certain wirebond and combination flip-chip-wirebond packages, are royalty bearing. The panel has reserved for later decision the issues of the amount of royalties and pre-judgment interest due and the allocation of costs.

Although Amkor is still reviewing the panel’s latest ruling, Amkor expects to record an additional charge to operating results for the fourth quarter 2012 but believes that the final damage award will be well below the $150 million amount publicly announced by Tessera earlier today. Amkor previously recorded a charge of $34 million in respect of the panel’s interim award in this arbitration, and subsequently made a payment of approximately $20 million to Tessera in August 2012. The ultimate amount of damages and interest is subject to further determination by the panel based on a number of complex factors. Amkor may record additional charges as information develops or upon the issuance of the final award.

“Originally Tessera claimed more than $400 million in the arbitration,” said Ken Joyce, Amkor’s president and chief executive officer. “As we move closer to the conclusion of this arbitration, we are confident of achieving a final resolution for far less than that amount and without a material impact on Amkor’s liquidity.”

A cash payment in respect of the latest ruling is not anticipated before the second quarter 2013, after the proceedings to determine the final amount of the award are concluded. Amkor expects to use cash on hand and/or proceeds from borrowings under its existing credit lines or other sources to make the payment.

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company’s filings with the Securities and Exchange Commission and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the timing and amount of the additional charge and cash payment in respect of the final award; the amount of the final damages award, interest and allocation of costs; and the effect of the panel’s ruling, including on Amkor’s liquidity. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that the final damages award and interest will not be significantly more or less than Amkor’s expectations or have a material impact on Amkor’s liquidity; that the previously disclosed proceedings with Tessera in United States District Court will not result in an unfavorable outcome for Amkor, including an injunction and significant damages award; or that there will not be any further disputes with Tessera or others involving Amkor’s technology or business.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect Amkor’s operating results and financial condition are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2011, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Corporate Communications
480-786-7594
greg.johnson@amkor.com